Exhibit 99.1

CUSIP No. 679580100

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees to the joint filing with each other of the attached statement on Schedule 13G/A and to all amendments to such statement and that such statement and all amendments to such statement is made on behalf of each of them.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement on February 11, 2005.

OLD DOMINION TRUCK LEASING, INC.		EARL E. CONGDON GRANTOR RETAINED ANNUITY TRUST 2003

By:	/s/ John R. Congdon	By:	/s/ Earl E. Congdon
	John R. Congdon, Chairman		Earl E. Congdon, Trustee

EARL E. CONGDON		EARL E. CONGDON GRANTOR RETAINED ANNUITY TRUST - 2004

/s/ Earl E. Congdon		By:	/s/ Earl E. Congdon
Earl E. Congdon			Earl E. Congdon, Trustee

EARL E. CONGDON INTANGIBLES TRUST		JOHN R. CONGDON

By:	/s/ David S. Congdon	/s/ John R. Congdon
	David S. Congdon, Trustee	John R. Congdon

1998 EARL E. CONGDON FAMILY TRUST		JOHN R. CONGDON REVOCABLE TRUST

By:	/s/ John R. Congdon	By:	/s/ John R. Congdon
	John R. Congdon, Trustee		John R. Congdon, Trustee

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